EXHIBIT 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Terence T. Rawlins
Vice President
U.S. Bank Corporate Trust Services
EX-FL-WWSJ
225 Water Street, Suite 700
Jacksonville, Florida 32202
(904) 358-5355
 (Name, address and telephone number of agent for service)
_______________________________________________________

DYCOM INVESTMENTS, INC.
(Exact name of obligor as specified in its charter)

Delaware	30-0128712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11770 U.S. Highway One, Suite 101 Palm Beach Gardens, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

_______________________________________________________

7.125% Senior Subordinated Notes due 2021
(Title of the indenture securities)
_______________________________________________________

TABLE OF ADDITIONAL OBLIGORS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices

Ansco & Associates, LLC	Delaware	22-3882751	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 852-3433
Apex Digital, LLC	Delaware	22-3882756	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Broadband Express, LLC	Delaware	20-0254816	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
Broadband Installation Services, LLC	Delaware	20-0254554	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
C-2 Utility Contractors, LLC	Delaware	14-1859234	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
Cable Connectors, LLC	Delaware	22-3882761	1623	111 Connector Way Greenwood, SC 29649 (864) 227-0055
CableCom, LLC	Delaware	14-1859237	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
CableCom of California, Inc.	Delaware	37-1448808	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Can-Am Communications, Inc.	Delaware	02-0413153	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Cavo Broadband Communications, LLC	Delaware	20-8766849	1623	12191 S. Rhea Drive Plainfield, IL 60585 (815) 439-8289
CertusView Leasing, LLC	Delaware	26-2670502	1623	3960 RCA Blvd., Suite 6002 Palm Beach Gardens, FL 33410 (561) 904-3901
Communication Services, LLC	North Carolina	27-3857792	1623	6920 E. Marshville Blvd. Marshville, NC 28103 (704) 624-1800
Communications Construction Group, LLC	Delaware	22-3882744	1623	235 East Gay Street West Chester, PA 19380 (610) 696-1800
Dycom Capital Management, Inc.	Delaware	61-1431611	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Corporate Identity, Inc.	Delaware	30-0128727	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171

Dycom Identity, LLC	Delaware	01-0775293	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL33408 (561) 627-7171
Dycom Industries, Inc.	Florida	59-1277135	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Ervin Cable Construction, LLC	Delaware	22-3882749	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Globe Communications, LLC	North Carolina	14-1859226	1623	950 48th Ave., North, Ste. 100 Myrtle Beach, SC 29577 (843) 839-5544
Installation Technicians, LLC	Florida	22-3882752	1623	6621 Asheville Hwy. Knoxville, TN 37924 (865) 521-6795
Ivy H. Smith Company, LLC	Delaware	22-3882755	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 292-7020
Lambert’s Cable Splicing Company, LLC	Delaware	05-0542669	1623	2521 South Wesleyan Blvd. Rocky Mount, NC 27803 (252) 442-9777
Locating, Inc.	Washington	91-1238745	1623	2002 W. Valley Hwy., Ste. 600 Auburn, WA 98001 (425) 392-6412
Midtown Express, LLC	Delaware	61-1457300	1623	55-60 58th Street Maspeth, NY 11378 (718) 628-3420
NeoCom Solutions, Inc.	Georgia	58-2593521	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
NeoCom Solutions Holdings, LLC	Delaware	27-4219714	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
Nichols Construction, LLC	Delaware	05-0542659	1623	1098 Clear Creek Road Vansant, VA 24656 (276) 597-7441
Niels Fugal Sons Company, LLC	Delaware	05-0542654	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152
Niels Fugal Sons Company of California, Inc.	Delaware	37-1448812	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152
OSP Services, LLC	Delaware	57-1209653	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
Point to Point Communications, Inc.	Louisiana	72-0968130	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Precision Valley Communications of Vermont, LLC	Delaware	81-0581053	1623	333 River Street Springfield, VT 05156 (800) 773-9317

Prince Telecom, LLC	Delaware	51-0381976	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
Prince Telecom of California, Inc.	Delaware	27-1121200	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
RJE Telecom, LLC	Delaware	57-1209651	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
RJE Telecom of California, Inc.	Delaware	20-1787476	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
Star Construction, LLC	Delaware	14-1856794	1623	6621 Asheville Highway Knoxville, TN 37924 (865) 521-6795
Stevens Communications, LLC	Delaware	05-0542662	1623	995 Cripple Creek Drive Lawrenceville, GA 30043 (800) 367-6606
S.T.S., LLC	Tennessee	48-1287356	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
TCS Communications, LLC	Delaware	14-1856793	1623	2045 W. Union Ave., Bldg. E Englewood, CO 80110 (303) 377-3800
Tesinc, LLC	Delaware	14-1856791	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Tesinc of California, Inc.	Delaware	61-1431612	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Triple-D Communications, LLC	Delaware	14-1856789	1623	3006 Park Central Avenue Nicholasville, KY 40356 (859) 887-4683
U G T I	California	77-0181451	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
Underground Specialties, LLC	Delaware	14-1856787	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
UtiliQuest, LLC	Georgia	58-2379970	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
White Mountain Cable Construction, LLC	Delaware	14-1856798	1623	2113 Dover Road Epsom, NH 03234 (800) 233-7350

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, State of Florida on the 24th of March, 2011.

By:	/s/ Terence Rawlins
Terence Rawlins
Vice President

By:	/s/ Sean Julien
Sean Julien
Vice President

Exhibit 2

Comptroller of the Currency Administrator of National Banks
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency Administrator of National Banks
Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. I, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:   March 24, 2011

By:	/s/ Terence Rawlins
Terence Rawlins
Vice President

By:	/s/ Sean Julien
Sean Julien
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2010

($000’s)

12/31/2010
Assets
Cash and Balances Due From	$14,487,388
Depository Institutions
Securities	51,308,254
Federal Funds	4,252,675
Loans & Lease Financing Receivables	191,819,118
Fixed Assets	5,282,543
Intangible Assets	13,055,167
Other Assets	22,054,399
Total Assets	$302,259,544

Liabilities
Deposits	$211,417,189
Fed Funds	9,951,510
Treasury Demand Notes	0
Trading Liabilities	524,005
Other Borrowed Money	33,939,855
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,839,191
Total Liabilities	$271,432,471

Equity
Minority Interest in Subsidiaries	$1,736,480
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	14,935,521
Total Equity Capital	$30,827,073

Total Liabilities and Equity Capital	$302,259,544